ROLLER BEARING COMPANY OF AMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        Fiscal Year Ended             Six Months Ended
                                          4/3/93   4/2/94   4/1/95  3/30/96  3/29/97  9/27/96  9/28/97
                                          ------------------------------------------  ----------------
Historical
 Earnings
  Income (loss) before income taxes
   and extraordinary charge               $3,730  $(7,518)  $  211  $ 3,522  $ 7,864   $2,912  $3,253

  Fixed charges, excluding capitalized
   interest - see below                    3,805    4,762    6,861    6,686    5,711    2,924   5,088

                                          ------------------------------------------   --------------
     Earnings                             $7,535  $(2,756)  $7,072  $10,208  $13,575   $5,835  $8,341
                                          ------------------------------------------   --------------

 Fixed Charges
  Interest expense, net                   $3,471  $ 4,333   $6,445  $ 6,165  $ 5,338   $2,747  $4,894
  Interest factor included in rentals        334      429      416      521      373      177     194
                                          ------------------------------------------   --------------

    Fixed charges, excluding capitalized
     interest                              3,805    4,762    6,861    6,686    5,711    2,924   5,088

    Interest capitalized                     --       --       --       --       --       --      --

                                          ------------------------------------------   --------------
     Fixed charges                        $3,805  $ 4,762   $6,861  $ 6,686  $ 5,711   $2,924  $5,088
                                          ------------------------------------------   --------------

     Ratio of earnings to fixed charges      2.0      (a)      1.0      1.5      2.4      2.0     1.6
                                          ==========================================   ==============

Pro forma ratio of earnings to fixed
 charges assuming the acquisition of LPP
 and Nice as of March 31, 1996, and the
 acquisition of Bremen as of March 30,
 1997

 Pro forma earnings before income taxes
  and extrordinary charge                                                    $11,177           $3,685

 Fixed charges, excluding capitalized
  interest - see below                                                         6,932            5,200

                                                                             -------           ------
   Earnings                                                                  $18,109           $8,885
                                                                             -------           ------

 Fixed charges
  Interest expense, net                                                        6,539            5,001
  Interest factor included in rentals                                            393              199
                                                                             -------           ------

   Fixed charges, excluding capitalized
    interest                                                                   6,932            5,200
                                                                             -------           ------

 Interest capitalized                                                            --               --

                                                                             -------           ------
  Fixed charges                                                              $ 6,932           $5,200
                                                                             -------           ------

  Ratio of earnings to fixed charges                                             2.6              1.7
                                                                             =======           ======

(a) Earnings were insufficient to cover charges in fiscal 1994 by $7,518.

                                                                  Exhibit 12
                                                                    Page 2

                     ROLLER BEARING COMPANY OF AMERICA, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        Fiscal Year Ended             Six Months Ended
                                          4/3/93   4/2/94   4/1/95  3/30/96  3/29/97  9/27/96  9/28/97
                                          ------------------------------------------  ----------------

Pro forma ratio of earnings to fixed
  charges assuming the issuance of the
  Recapitalization discussed herein and
  the reduction of outstanding debt

  Based on historical earnings and
    fixed charges of the Company

      Earnings, as above                                                   $ 13,575            $ 8,341
                                                                           ========            =======

      Fixed charges, as above                                              $  5,711            $ 5,088

      Additional interest as a result
        of the Recapitalization
        discussed herein                                                     12,547              2,963
                                                                           --------            -------

      Pro forma fixed charges                                              $ 18,258            $ 8,051
                                                                           ========            =======

      Pro forma ratio of earnings to
        fixed charges                                                           0.7                1.0
                                                                           ========            =======

  Based on the pro forma combined
    results of the Company and its
    acquisitions and the combined
    fixed charges

      Pro forma earnings, as above                                         $ 18,109            $ 8,885
                                                                           ========            ========

      Pro forma fixed charges, as above                                    $  6,932            $ 5,200

      Additional interest as a result of
        the Recapitalization discussed
        herein                                                               12,547              2,963

      Reduction of interest expense as
        a result of the repayment of the
        existing debt                                                        (5,271)            (1,194)
                                                                           --------            -------

      Pro forma fixed charges                                              $ 14,208            $ 6,969
                                                                           ========            =======

      Pro forma ratio of earnings to
        fixed charges                                                           1.3                1.3
                                                                           ========            =======